UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4701 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

On January 22, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) reported financial results for the three months and year ended December 31, 2002.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: /s/ Richard M. Cobb

Richard M. Cobb Executive Vice President and Chief Financial Officer

Date: January 22, 2003